UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEST FRASER TIMBER CO. LTD.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2421	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

501 – 858 Beatty Street

Vancouver, British Columbia

Canada, V6B 1C1

Tel: (604) 895-2745

(Address and telephone number of Registrant’s principal executive offices)

West Fraser, Inc.

1900 Exeter Road, Suite 105

Germantown, TN 38138

Tel: (901) 620-4200

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Christopher A. Virostek, Chief Financial Officer West Fraser Timber Co. Ltd. 501 – 858 Beatty Street Vancouver, British Columbia, Canada V6B 1C1 (604) 895-2745	Michael H. Taylor McMillan LLP 1500 – 1055 West Georgia Street Vancouver, British Columbia Canada V6E 4N7 (604) 691-7410

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check appropriate box below)

1. ☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐

pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)	Amount of registration fee (3), (4)
Common Shares, no par value Warrants Subscription Receipts Share Purchase Contracts Debt Securities Units
Total	US$2,000,000,000	(2)	US$2,000,000,000	US$218,200

(1)

Includes an indeterminate number of common shares, common share purchase warrants, subscription receipts, share purchase contracts, debt securities or any combination thereof or units of any combination thereof. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “U.S. Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)	The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(3)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o) of the U.S. Securities Act.
(4)	Based on the SEC’s registration fee of $109.10 per $1,000,000 of securities registered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act of 1933, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus that has been filed under legislation in all the provinces of Canada that permits certain information about these securities to be determined after the short form base shelf prospectus has become final and that permit the omission of that information from this prospectus. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from West Fraser Timber Co. Ltd., Suite 501, 858 Beatty Street, Vancouver, British Columbia, V6B 1C1 (Telephone 604-895-2700) (Attn: Director, Investor Relations and Corporate Development at shareholder@westfraser.com), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	March 29, 2021

US$2,000,000,000

Common Shares

Warrants

Subscription Receipts

Share Purchase Contracts

Debt Securities

Units

West Fraser Timber Co. Ltd. (“we”, the “Company” or “West Fraser”) may offer and sell from time to time pursuant to this short form base shelf prospectus (the “Prospectus”) common shares (the “Common Shares”), warrants (the “Warrants”), subscription receipts (the “Subscription Receipts”), share purchase contracts (the “Share Purchase Contracts”), debt securities (the “Debt Securities”), or any combination of such securities (the “Units”) (all of the foregoing, collectively, the “Securities”) from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities, in the aggregate, of up to US$2,000,000,000. We will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. In addition, one or more securityholders of the Company (each, a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”.

We may also offer and issue Securities in consideration for the acquisition of other businesses, assets or securities by us or one of our subsidiaries. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Our outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the trading symbol “WFG”. On March 26, 2021, the closing price of our Common Shares was $83.40 per Common Share on the TSX and US$66.28 per Common Share on NYSE.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplement(s) that will be delivered to purchasers together with the Prospectus. Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s Securities.

We or the Selling Securityholders may offer and sell Securities to, or through, underwriters or dealers, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. In connection with any offering of the Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation) unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transaction, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

We may effect sales of the Common Shares from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions, including sales made directly on the TSX or NYSE or other existing trading markets for the Common Shares, and as set forth in a Prospectus Supplement for such purpose. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

We will file an undertaking with the applicable securities regulatory authorities that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or asset-backed securities without pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (the “MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and may not be comparable to financial statements of United States companies. West Fraser’s financial statements as at and for the years ended December 31, 2020 and 2019 that are incorporated by reference herein have been audited in accordance with Canadian generally accepted auditing standards and West Fraser’s auditor has been subject to Canadian auditor independence standards. West Fraser’s financial statements for future financial years that will be incorporated by reference will be subject to audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and West Fraser’s independent registered public accounting firm will, in respect of these future financial years, be subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the United States Securities and Exchange Commission (“SEC”).

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

Unless otherwise disclosed in any applicable Prospectus Supplement, the Warrants, the Subscription Receipts, Share Purchase Contracts, Debt Securities and the Units will not be listed on any securities exchange. Unless the Securities are disclosed to be listed, there will be no market through which these Securities may be sold and purchasers may not be able to resell these Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

Each of John N. Floren, a director of the Company, and John Ketcham, a director of the Company, reside outside of Canada. Each of Mr. Floren and Mr. John Ketcham has appointed McMillan LLP, located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7, as its agent for service of process in British Columbia. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

The head office of the Company is located at Suite 501, 858 Beatty Street, Vancouver, British Columbia, V6B 1C1. The registered office of the Company is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

GENERAL MATTERS

In this Prospectus, “West Fraser”, “we”, “us” and “our” refers, collectively, to West Fraser Timber Co. Ltd. and our wholly owned subsidiaries.

ABOUT THIS PROSPECTUS

We are a British Columbia company that is a “reporting issuer” under Canadian securities laws in each of the provinces of Canada. In addition, our Common Shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Shares are traded in Canada on the TSX in the United States on the NYSE under the symbol “WFG”.

This Prospectus is a base shelf prospectus that:

•

we have filed with the securities commissions in each of the provinces of Canada (the “Canadian Qualifying Jurisdictions”) in order to qualify the offering of the Securities described in this Prospectus in accordance with Canadian National Instrument 44-102—Shelf Distributions (“NI 44-102”); and

•

forms part of a registration statement on Form F-10 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”) under the Multilateral Jurisdiction Disclosure System between Canada and the United States (the “MJDS”).

Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of US$2,000,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. Each shelf prospectus supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the shelf Prospectus Supplement pertains.

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document. The business, financial condition, operating results and future prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this Prospectus documents that we have filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC. You may obtain copies of the documents incorporated herein by reference without charge from West Fraser Timber Co. Ltd., Suite 501, 858 Beatty Street, Vancouver, British Columbia, V6B 1C1 (Telephone: 604-895-2700) (Attn: Director, Investor Relations and Corporate Development at shareholder@westfraser.com). These documents are also available electronically from the website of Canadian Securities Administrators at www.sedar.com (“SEDAR”) and from the EDGAR filing website of the United States Securities Exchange Commission at www.sec.gov (“EDGAR”). Our filings through SEDAR and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

The following documents (“documents incorporated by reference” or “documents incorporated herein by reference”) have been filed by us with various securities commissions or similar authorities in the provinces of Canada in which we are a reporting issuer, are specifically incorporated herein by reference and form an integral part of this Prospectus:

•	our annual information form for the year ended December 31, 2020, dated as at February 11, 2021 and filed on February 11, 2021 (the “2020 AIF”);

•

our audited consolidated financial statements as at and for the years ended December 31, 2020 and 2019 together with the report of the independent auditor thereon, filed on February 11, 2021 (the “2020 Annual FS”);

•	our management’s discussion and analysis for the year ended December 31, 2020, filed on February 11, 2021 (the “2020 Annual MD&A”);

•	our material change report dated February 9, 2021 (the “Norbord Acquisition MCR”) in connection with the completion of our acquisition of Norbord Inc. ( “Norbord”);

•

our business acquisition report dated March 26, 2021 filed in connection with our acquisition of Norbord (the “Norbord Acquisition BAR”), inclusive of the following schedules and appendices to the Norbord Acquisition BAR:

Schedule/ Appendix	Description
Schedule A	Annual Information Form of Norbord for the year ended December 31, 2020 (the “2020 Norbord AIF”)

Schedule B	Management’s Discussion and Analysis of Norbord for the year ended December 31, 2020 (“2020 Norbord MD&A”)

Appendix A	Annual Audited Consolidated Financial Statements of Norbord as at and for the years ended December 31, 2020 and 2019, together with the report of the independent registered public accounting firm thereon (the “2020 Norbord FS”)

Appendix B	West Fraser’s unaudited pro forma combined consolidated financial statements as at and for the year ended December 31, 2020 (“2020 Pro Forma FS”)

•

our management information circular dated December 15, 2020 in connection with our special meeting of the shareholders of West Fraser held on January 19, 2021 at which our shareholders approved the acquisition of Norbord (the “Acquisition Information Circular”), with the exception of the following appendices to the Acquisition Information Circular which are expressly excluded from incorporation by reference:

Appendix Excluded	Basis for Exclusion
Appendix C – Opinion of TD Securities	Excluded pursuant to Section 11.1(3)(b) of NI 44-101F1

Appendix D – Opinion of Scotiabank	Excluded pursuant to Section 11.1(3)(b) of NI 44-101F1

Appendix E – Information Concerning West Fraser – Documents Incorporated by Reference	Excluded pursuant to Section 11.1(2) of NI 44-101F1 on the basis that the information included in Appendix E has been superseded by (i) the 2020 AIF, (ii) the 2020 Annual FS, (iii) the 2020 Annual MD&A, and (iv) the 2021 AGM Information Circular

Appendix F – Information Concerning Norbord – Norbord Documents Incorporated by Reference	Excluded pursuant to (a) Section 11.1(2) of NI 44-101F1 on the basis that the information included in Appendix F has been superseded by (i) the 2020 Norbord AIF, (ii) the 2020 Norbord FS, and (iii) the 2020 Norbord MD&A, each of which is included in the Norbord Acquisition BAR, and (b) Section 11.1(1)(7) of NI 44-101F1 with respect to the management proxy circular dated March 9, 2020 relating to the annual meeting of Norbord shareholders held on May 6, 2020

Appendix G – Unaudited Pro Forma Combined Consolidated Financial Statements	Excluded pursuant to Section 11.1(2) of NI 44-101F1 on the basis that the information included in Appendix G has been superseded by the 2020 Pro Forma FS, as included in the Norbord Acquisition BAR

•

our management information circular dated March 8, 2021 distributed in connection with the annual meeting of shareholders of West Fraser to be held on April 20, 2021 (the “2021 AGM Information Circular”).

In addition, we also incorporate by reference into this Prospectus any document of the types referred to in the preceding paragraph, including all annual information forms, all information circulars, all annual and interim financial statements and management’s discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports or of any other type required to be incorporated by reference into a short form prospectus pursuant to Item 11.1 of Form 44- 101 – Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement. As discussed below, this Prospectus may also expressly update or revise any document incorporated by reference and such document should be deemed so amended or updated hereby.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which the Prospectus forms a part. In addition, we may incorporate by reference into the Prospectus, or the registration statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), if and to the extent expressly provided therein.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements has been obtained. A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s Securities.

Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

FORWARD LOOKING STATEMENTS

The Prospectus, including the documents incorporated by reference, contain forward looking statements and forward looking information (collectively referred to as “forward looking statements”) which may not be based on historical fact, including without limitation statements regarding our expectations in respect of future financial position, business strategy, future production, market conditions, business outlook, events or developments that we expect to take place in the future, projected costs and plans and objectives. Often, but not always, forward looking statements can be identified by the use of the words “believes”, “may”, “plan”, “will”, “estimates”, “scheduled”, “continue”, “anticipates”, “intends”, “expects”, “targets”, “pro forma”, “predicts”, “aims”, “projects”, “forecasts”, “potential”, “outlook”, “future” and similar expressions.

These forward looking statements include the following forward looking statements included in our 2020 Annual MD&A under the headings:

•	“Recent Developments - Norbord Acquisition” – statements related to anticipated regulatory filings;

•

“Discussion & Analysis of Annual Non-Operational Items - Adjusted Earnings and Adjusted Basic Earnings Per Share” – statements related to expected duty rate finalization dates and administrative review commencement;

•

“Discussion & Analysis of Annual Results by Product Segment - Lumber Segment - Softwood Lumber Dispute” – statements related to administrative review commencement, adjustment of export duty rates and proceedings related to duty rates;

•	“Capital Expenditures” – statements related to progress on construction-in-progress projects;

•

“Business Outlook” – statements related to market conditions, production levels, operating costs, production at the Chambord mill, liquidity, cash flows, anticipated debt ratings, and U.S. dollar reporting;

•	“Estimated Earnings Sensitivity to Key Variables” – statements related to impact of changes in price and foreign exchange rate;

•	“Cash Flow - Operating Activities” statements related to estimated final 2020 tax payment;

•	“Contractual Obligations” - financial arrangements related to our acquisition of Norbord;

•

“Significant Management Judgments Affecting Financial Results - Softwood Lumber Dispute” – statements related to administrative review commencement, adjustment of export duty rates and proceedings related to duty rates; and

•	“Significant Management Judgments Affecting Financial Results - Recoverability of Long-lived Assets” - statements related to judgments regarding carrying value of goodwill.

Additional forward looking statements are included below under “Our Business – Recent Developments”, including statements relating to:

•	the number of shares that may be purchased under our Normal Course Issuer Bid, including under our Automatic Share Purchase Plan;

•	the acceptance by the holders of the Norbord Notes of Norbord’s change of control offer; and

•	the commissioning and ramping up of the Dudley manufacturing complex and the Chambord OSB mill, and the eventual capacities and cost profiles of these facilities.

Such statements reflect our management’s current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and known or unknown risks and contingencies. By their nature, these forward looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, which contribute to the possibility that the predictions, forecasts, and other forward looking statements will not occur. Factors that could cause actual results to differ materially from those contemplated or implied by forward looking statements include, but are not limited to:

•	assumptions in connection with the economic and financial conditions in the U.S., Canada, Europe and globally and consequential demand for our products;

•	risks inherent in our product concentration and cyclicality;

•	effects of competition and product pricing pressures;

•	effects of variations in the price and availability of manufacturing inputs, including continued access to fibre resources at competitive prices and the impact of third-party certification standards;

•

availability of transportation services, including truck and rail services, and port facilities; (8) various events that could disrupt operations, including natural, man-made or catastrophic events and ongoing relations with employees;

•	risks inherent to customer dependence;

•	impact of future cross border trade rulings or agreements;

•	implementation of important strategic initiatives and identification, completion and integration of acquisitions;

•	impact of changes to, or non-compliance with, environmental or other regulations;

•	the impact of the COVID-19 pandemic on our operations and on customer demand, supply and distribution and other factors;

•	government restrictions, standards or regulations intended to reduce greenhouse gas emissions;

•	changes in government policy and regulation;

•	impact of weather and climate change on our operations or the operations or demand of our suppliers and customers;

•	ability to implement new or upgraded information technology infrastructure;

•	impact of information technology service disruptions or failures;

•	impact of any product liability claims in excess of insurance coverage;

•	risks inherent to a capital intensive industry;

•	impact of future outcomes of tax exposures;

•	potential future changes in tax laws, including tax rates;

•	effects of currency exposures and exchange rate fluctuations;

•	future operating costs;

•	availability of financing, bank lines, securitization programs and/or other means of liquidity;

•	integration of the Norbord business;

•	other risks detailed from time-to-time in our annual information forms, annual reports, MD&A, quarterly reports and material change reports filed with and furnished to securities regulators; and

•	those risks which are discussed under the heading “Risk Factors”.

In addition, actual outcomes and results of these statements will depend on a number of factors including those matters described under “Risk Factors” and may differ materially from those anticipated or projected. This list of important factors affecting forward looking statements is not exhaustive and reference should be made to the other factors discussed in public filings with securities regulatory authorities. Accordingly, readers should exercise caution in relying upon forward looking statements and we undertake no obligation to publicly update or revise any forward looking statements, whether written or oral, to reflect subsequent events or circumstances except as required by applicable securities laws.

These factors should be considered carefully and readers are cautioned not to place undue reliance on the forward looking statements. Readers are cautioned that the foregoing list of risk factors is not exhaustive and it is recommended that prospective investors consult the more complete discussion of risks and uncertainties facing the Company included in the Prospectus. See “Risk Factors” for a more detailed discussion of these risks.

Although we believe that the expectations conveyed by the forward looking statements are reasonable based on the information available to us on the date such statements were made, no assurances can be given as to future results, approvals or achievements. The forward looking statements contained in the Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. We disclaim any duty to update any of the forward looking statements after the date of the Prospectus to conform such statements to actual results or to changes in our expectations except as otherwise required by applicable law.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with IFRS which differs from U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, our financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

NON-IFRS FINANCIAL MEASURES

Our 2020 Annual MD&A refers to Adjusted EBITDA, Adjusted earnings, Adjusted basic earnings per share, available liquidity, and total and net debt to total capital ratio (collectively, the “Non-IFRS measures”). We believe that, in addition to earnings, these Non-IFRS measures are useful performance indicators for investors with regard to operating and financial performance. These Non-IFRS measures are not generally accepted financial measures under IFRS and do not have standardized meanings prescribed by IFRS. Investors are cautioned that none of these Non-IFRS measures should be considered as an alternative to earnings, earnings per share, or cash flow, as determined in accordance with IFRS. As there is no standardized method of calculating any of these Non-IFRS measures, our method of calculating each of them may differ from the methods used by other entities and, accordingly, our use of any of these Non-IFRS measures may not be directly comparable to similarly titled measures used by other entities. Accordingly, these Non-IFRS measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. The reconciliation of the Non-IFRS measures used and presented by the Company to the most directly comparable IFRS measures is provided in the 2020 Annual MD&A.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars. References to “$” or “C$” are to Canadian dollars and references to “U.S. dollars” or “US$” are to United States dollars.

Except as otherwise noted in our 2020 AIF, our 2020 Annual FS and our 2020 Annual MD&A that are incorporated by reference into this Prospectus, the financial information contained in such documents is presented in Canadian dollars. Information regarding Norbord presented in the 2020 Norbord FS, 2020 Norbord MD&A and 2020 Norbord AIF (as attached to the Norbord Acquisition BAR) is presented in United States dollars. As disclosed below under “Our Business – Norbord Acquisition”, our functional currency has changed from Canadian dollars to United States dollars with effect as of February 1, 2021 and our financial statements for future financial periods, commencing with our unaudited interim financial statements as at and for the three months ended March 31, 2021, will be presented in United States dollars.

The high, low, average and closing noon rates for the United States dollar in terms of Canadian dollars for each of the financial periods of the Company ended December 31, 2020, December 31, 2019 and December 31, 2018, as quoted by the Bank of Canada, were as follows:

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
	(in Canadian Dollars)
High	1.4516	1.3600	1.3642
Low	1.2705	1.2988	1.2288
Average	1.3413	1.3269	1.2957
Closing	1.2738	1.2988	1.3642

On March 26, 2021 the exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = $1.2580.

OUR BUSINESS

West Fraser is a diversified wood products company producing lumber, oriented strand board (“OSB”), laminated veneer lumber (“LVL”), medium density fibreboard (“MDF”), plywood, pulp, newsprint, wood chips, other residuals and energy with facilities across Canada, in the United States and in Europe. We hold rights to timber resources that are sufficient to supply a significant amount of the fibre required by our Canadian operations and have long term agreements for the supply of a portion of the fibre required by our United States operations.

As a result of our acquisition of Norbord on February 1, 2021, we are now a leading producer of OSB. In addition to OSB, Norbord manufactures particleboard, MDF and related value-added products.

Our business is now comprised of 33 lumber mills, 14 OSB facilities, six renewable energy facilities, five pulp and paper mills, three plywood facilities, three MDF facilities, two particle board facilities, one LVL facility, one treated wood facility, one veneer facility and one furniture facility. We employ approximately 11,000 people.

West Fraser is organized under the Business Corporations Act (British Columbia) and assumed its present form in 1966 by the amalgamation of a group of companies under the laws of B.C. Our principal operating subsidiaries are described in our 2020 AIF. The subsidiaries of Norbord are described in the 2020 Norbord AIF.

Our executive office is located at 858 Beatty Street, Suite 501, Vancouver, B.C., Canada, V6B 1C1 and our registered office is located at 1500 - 1055 West Georgia Street, Vancouver, B.C., Canada, V6E 4N7.

Corporate Strategy

Our goal at West Fraser is to generate strong financial results through the business cycle, relying on our committed work force, the quality of our assets and our well-established people and operating culture. This culture emphasizes cost control in all aspects of the business and internal and external competitiveness. In our approach to employee relations, we emphasize employee involvement and favour internal promotions whenever possible.

We are committed to operating in a financially conservative and prudent manner. The North American wood products industry is cyclical and periodically faces difficult market conditions and serious challenges. Our earnings are sensitive to changes in world economic conditions, primarily those in North America, Asia and Europe and particularly to the U.S. housing market for both new construction and repair and renovation spending. Most of our revenues are from sales of commodities for which prices are sensitive to variations in supply and demand. As many of our costs are denominated in Canadian dollars, Pounds Sterling and Euros, exchange rate fluctuations of the Canadian dollar, Pound Sterling and Euro against the United States dollar are anticipated to be a significant source of earnings volatility for us.

We believe that maintaining a strong balance sheet and liquidity profile, along with our investment grade debt rating, enables us to execute a balanced capital allocation strategy. Our goal is to continually reinvest in our operations, across all market cycles, to maintain a leading cost position and prudently return capital to shareholders. We believe that maintaining a strong balance sheet also provides the financial flexibility to capitalize on growth opportunities and is a key tool in managing our business over the long term.

Acquisitions and expansions are considered with a view to extending our existing business lines, particularly in lumber operations, and to product and geographic diversification. Our earnings over the business cycle have enabled us to make significant and ongoing capital investments in our facilities with the goal of achieving, maintaining or improving an overall low-cost position.

Norbord Acquisition

We completed the acquisition of Norbord on February 1, 2021 (the “Acquisition”) and Norbord is now a wholly-owned subsidiary of West Fraser. The Acquisition was completed pursuant to a plan of arrangement under the Canada Business Corporations Act. We issued 54,484,188 Common Shares to the shareholders of Norbord in connection with this Acquisition and assumed Norbord’s outstanding stock options.

We have included information relating to our acquisition of Norbord in the Norbord Acquisition MCR and the Norbord Acquisition BAR, which includes:

•	pro-forma unaudited combined consolidated financial statements showing the effect of the Acquisition on our financial statements as at and for the year December 31, 2020, which include:

•	pro forma unaudited combined consolidated balance sheet of West Fraser as at December 31, 2020 (presented in United States dollars); and

•	pro forma unaudited combined consolidated statement of earnings and comprehensive earnings of West Fraser for the year ended December 31, 2020 (presented in United States dollars);

•

the following continuous disclosure documents filed by Norbord for the year ended December 31, 2020 in accordance with its continuing obligations as a reporting issuer under Canadian securities laws (the “Norbord Annual Filings”):

•	the 2020 Norbord FS;

•	the 2020 Norbord MD&A; and

•	the 2020 Norbord AIF.

The Norbord Annual Filings include important information regarding the business of Norbord and the financial results of Norbord on a stand-alone basis in United States dollars for the year ended December 31, 2020. Investors are referred to the 2020 Norbord AIF for a description of Norbord’s business and products and the principal operating subsidiaries of Norbord. Investors are referred to the 2020 Norbord MD&A for a discussion of the results of operations and financial condition of Norbord as at and for the year ended December 31, 2020. Additional information regarding Norbord and the Acquisition is included in the Acquisition Information Circular for the special meeting of West Fraser’s shareholders that was held on January 19, 2021 to approve the Acquisition.

As a result of the completion of the Acquisition, we have determined that the functional currency of our Canadian operations has changed from the Canadian dollar to the United States dollar as of February 1, 2021 closing date. Concurrent with the change in functional currency, we have also changed our presentation currency for the purposes of our financial statements from Canadian dollars to U.S. dollars. This change in presentation currency is to better reflect the Company’s business activities, following the increased presence in the U.S. as a result of the Acquisition and in connection with the listing of our common shares on NYSE on February 1, 2021. Accordingly, we will for future financial periods, commencing with our unaudited interim financial statements as at and for the three months ended March 31, 2021, present our financial statements in United States dollars.

Risk factors associated with our ownership of the Norbord business have been included in the risk factors included in our 2020 Annual MD&A under the heading “Risks and Uncertainties” and in the discussion under the heading “Risk Factors” below. This risk factor discussion presents the consolidated risk factors that are material to our business moving forward, with Norbord as a consolidated entity, and include a discussion of risks associated with the integration of Norbord into our business. Additional risk factors specifically impacting the Norbord business are included in the 2020 Norbord MD&A under the heading “Risks and Uncertainties”. Additional risk factors relating to our acquisition of Norbord are included in the Acquisition Information Circular under the heading “Risk Factors Relating to the Arrangement and West Fraser”.

Recent Developments

Normal Course Issuer Bid

We announced on February 11, 2021 that we are proceeding with a normal course issuer bid (“NCIB”) for up to 6,044,000 Common Shares of the Company, representing approximately 5% of the issued and outstanding Common Shares. The Company has received approval from the TSX to commence the NCIB on February 17, 2021.

All purchases of Common Shares under the NCIB may be made on the TSX, at the market price at the time of purchase in accordance with the rules and policies of the TSX or on the NYSE in compliance with Rule 10b-18 under the U.S. Exchange Act. Purchases may also be made through alternative trading systems in Canada and/or the United States, if eligible. The rules and policies of the TSX contain restrictions on the number of Common Shares that can be purchased under the NCIB, based on the average daily trading volumes on the TSX. Similarly, the safe harbor conditions of Rule 10b-18 under the Exchange Act impose certain limitations on the number of Common Shares that can be purchased on the NYSE per day.

As a result of the restrictions, subject to certain exceptions for block purchases, the maximum number of Common Shares which can be purchased per day during the NCIB on the TSX is 102,450 based on 25% of the average daily trading volume on the TSX for the prior six months (being 409,801 Common Shares on the TSX). Subject to certain exceptions for block purchases, the maximum number of Common Shares which can be purchased per day on the NYSE will be 25% of the average daily trading volume on NYSE for the four calendar weeks preceding the date of purchase (which may not be commenced prior to March 1, 2021). Subject to regulatory requirements, the actual number of Common Shares purchased and the timing of such purchases, if any, will be determined by the Company having regard to future price movements and other factors. All Common Shares purchased by the Company under the NCIB will be cancelled.

The NCIB will terminate on February 16, 2022 or earlier if the maximum number of Common Shares authorized for repurchase under the NCIB have been purchased. The Company reserves the right to terminate the NCIB earlier if it feels it is appropriate to do so.

Automatic Share Purchase Plan

We announced on February 24, 2021 that we had entered into an automatic share purchase plan (“ASPP”) with a broker in order to facilitate repurchases of West Fraser’s Common Shares under NCIB. Under the ASPP, West Fraser’s broker may purchase Common Shares from the date of the ASPP until the end of the NCIB, including at times when the Company ordinarily would not be active in the market due to insider trading rules and its own internal trading blackout periods. Purchases will be made by West Fraser’s broker at such prices, parameters and trading instructions as determined from time to time at the discretion of the Company in compliance with the applicable securities rules and as set out in the ASPP. Outside of these blackout periods, we may continue to purchase Common Shares at our discretion under the NCIB, including under the ASPP, subject to applicable law. The ASPP has been entered into in accordance with the requirements of applicable securities laws.

Norbord Notes – Change of Control Offer

Norbord commenced on March 2, 2021 a change of control offer (the “Change of Control Offer”) to repurchase its US$315 million senior notes due 2023, bearing interest at 6.25% (the “2023 Norbord Notes”) and its US$350 million senior notes due 2027, bearing interest at 5.75% (the “2027 Norbord Notes” and together with the 2023 Norbord Notes, the “Norbord Notes”). The Norbord Notes were issued by Norbord pursuant to indentures dated April 16, 2015 and June 24, 2019, respectively (together, the “Norbord Indentures”). The Notes remain obligations of Norbord and have not been assumed nor guaranteed by West Fraser.

The Change of Control Offer is being made pursuant to Norbord’s obligations under Section 4.10 of each of the Norbord Indentures, which requires that Norbord make an offer to purchase the Norbord Notes following a “Change of Control” (as defined in the Indentures). A “Change of Control” occurred on February 1, 2021 as a result of the completion of the Acquisition. As required by the Norbord Indentures, the purchase price with respect to the Norbord Notes in the Change of Control Offer is equal to 101% of the principal amount of the Norbord Notes, plus accrued interest payable with respect to the Notes to, but not including, the payment date, which is expected to be April 2, 2021. Norbord will accept for purchase all Norbord Notes validly tendered at or before the expiration date of the Change of Control Offer, which is 5 p.m. EST, on April 1, 2021 unless extended or varied. There is no assurance as to the amount of the Norbord Notes that will accept the Change of Control Offer.

Operational Updates

Progress on West Fraser’s new lumber manufacturing complex in Dudley remains on track in accordance with management’s initial expectations. Substantial portions of the new mill are being commissioned and are currently ramping up, with the new site expected to be fully operational by the end of the second quarter of 2021. Operations at the legacy site will be wound down by the end of the second quarter of 2021. When completed and fully ramped up, annual production capacity at the site will increase by 170 million board feet to 270 million board feet, expected to be achieved over the next several years. The Dudley site represents the second full site that we have modernized in the U.S. south since 2017.

Our OSB mill in Chambord has completed commissioning and panels are now being produced and shipped to customers. We expect to obtain APA – The Engineered Wood Association certification of Chambord’s commodity OSB grades within the coming weeks. The Chambord mill has started the ramp up towards its stated annual production capacity of 550 million square feet (3/8-inch basis), which typically takes 18-24 months. After significant re-investment and with a strong available labour force and committed wood supply in the region, the Chambord mill is expected to be among our lowest cost OSB operations once fully ramped up.

SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of the Selling Securityholders. Any Prospectus Supplement that we file in connection with an offering of Securities by Selling Securityholders will include the following information:

•	the names of the Selling Securityholders;

•	a description of the Securities to be sold by the Selling Securityholders and the offering terms;

•	the number or amount of Securities of the class being distributed for the account of each Selling Securityholder;

•

the number or amount of Securities of any class to be owned, controlled or directed by the Selling Securityholders prior to and after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

•	whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

In the event of an offering of Securities by any Selling Securityholders, unless otherwise set forth in the applicable Prospectus Supplement, the Company will not receive any proceeds from any sale of any Securities by Selling Securityholders.

PLAN OF DISTRIBUTION

We may offer and sell the Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. Additionally, we may sell Common Shares in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102—Shelf Distributions, including sales made directly on the TSX or NYSE or other existing trading markets for the Common Shares. A description of such manner of sale and pricing will be disclosed in the applicable Prospectus Supplement. We may offer different classes of Securities in the same offering, or we may offer different classes of Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain Selling Securityholders. The Selling Securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the Selling Securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any Selling Securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by us or the Selling Securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the Selling Securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or Selling Securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We and/or the Selling Securityholders may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business. In addition, we may enter into agreements with the Selling Securityholders regarding the filing of any Prospectus Supplement, including agreements related to the expenses associated with the offering and the indemnification of the underwriters, agents or dealers that participate in the distribution of the Securities.

In addition, we may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. If commenced, any such transactions may be discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Each class or series of Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units may be sold and purchasers may not be able to resell Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units or as to the liquidity of the trading market, if any, for the Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units.

DESCRIPTION OF SECURITIES

The Securities may be offered under this Prospectus in amounts and at prices to be determined based on market conditions at the time of the sale and such amounts and prices will be set forth in the accompanying Prospectus Supplement. Any Securities offered by us may be issued alone or in combination and for such consideration determined by our board of directors. Any Securities Offered by any Selling Securityholders may be offered alone or in combination and for such consideration as determined by the Selling Securityholders.

Description of Common Shares

Authorized Capital

Our authorized share capital consists of 430,000,000 shares divided into:

•	400,000,000 Common Shares,

•	20,000,000 Class B Common shares (the “Class B Shares”), and

•	10,000,000 Preferred shares, issuable in series (the “Preferred Shares”).

The Common Shares and Class B Shares are equal in all respects, including with respect to the right to dividends, rights upon dissolution or winding up and the right to vote, except that each Class B Common share may at any time be exchanged for one Common share. The holders of Common Shares and Class B Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders of another class or of a particular series are entitled to vote. Each Common Share and each Class B Share entitles its holder to one vote. The holders of Common Shares and Class B Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, the holders of Common Shares and Class B Shares are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities and any distributions required to be paid to the holders of any Preferred Shares. The Common Shares carry no pre-emptive or conversion rights. The Class B Shares carry no pre-emptive rights and are only convertible into Common Shares at the option of the holder. Certain circumstances or corporate transactions may require the approval of the holders of our Common shares and Class B Common shares on a separate class by class basis.

The board of directors of West Fraser (the “Board”) is entitled to, at any time and from time to time, issue Preferred Shares in one or more series, each series to consist of such number of shares as is determined by the Board. Any Preferred Shares will not be entitled to voting rights except (i) in the limited circumstances provided in the articles of the Company with respect to class resolutions of the holders of Preferred Shares, and (ii) as may be included in the special rights and restrictions attached to shares of a series that come into effect upon the failure of the Company to pay any dividend or amount required on redemption. Holders of Preferred Shares will be entitled to (i) preference with respect to payment of dividends on such shares over the payment of dividends on the Common Shares and the Class B Shares and on any junior series of Preferred Shares, and (ii) priority of repayment of capital in the event of any liquidation, dissolution or winding-up of the Company over any distribution to the holders of Common Shares or Class B Shares or any junior series of Preferred Shares.

Issued and Outstanding Share Capital

As at March 26, 2021, our issued share capital consisted of 120,124,848 Common Shares and 2,281,478 Class B Shares. Our issued and outstanding Common Shares include 584,552 Common Shares that have been purchased under our NCIB but which have not been cancelled as of March 26, 2021. No Preferred Shares are issued and outstanding.

Stock Exchange Listings

Our Common Shares are listed and publicly traded on the TSE and the NYSE under the symbol WFG while our Class B Shares are not listed or publicly traded on any stock exchange.

Shareholder Rights Plan

Our shareholders approved the adoption of a shareholder rights plan (the “Rights Plan”) at the Company’s Annual General and Special Meeting of shareholders which took place on May 26, 2020. The terms of the Rights Plan are contained in a shareholder rights plan agreement dated as of April 9, 2020 (the “Rights Agreement”) between the Company and AST Trust Company (Canada), as rights agent.

The basic objectives of the Rights Plan are to deter abusive take-over tactics by making them unacceptably expensive to the unsolicited bidder, and to encourage prospective acquirors to negotiate with the Board rather than to attempt an unsolicited hostile take-over or a “creeping bid” or accumulation of control (including negative control). The Rights Plan: (a) limits acquisitions by a holder of the Company’s Common shares or Class B Shares, or by a group acting jointly or in concert, that would result in the ownership or control of 20% or more of the issued and outstanding Common Shares through means that are exempt from formal Canadian take-over bid rules; and (b) is intended to provide the holders of the Company’s Common Shares and Class B Shares with an equal opportunity to participate in a take-over bid and receive full and fair value for their shares. To accomplish this, the Rights Plan provides for the issuance to all holders of Common shares of rights to acquire additional Common shares at a significant discount to the then-prevailing market price, which could, in certain circumstances, become exercisable by all holders of Common shares other than the potential acquiror and its joint actors.

A copy of the Rights Plan is available electronically on SEDAR under West Fraser’s profile, which can be accessed at www.sedar.com.

Description of Warrants

This section describes the general terms that will apply to any Warrants for the purchase of any Securities that we may offer under this Prospectus by way of a Prospectus Supplement. As of the date of this Prospectus, we do not have any Warrants outstanding.

We will not offer Warrants for sale unless the applicable Prospectus Supplement containing the specific terms of the Warrants to be offered separately is first approved, in accordance with applicable laws, for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the Warrants will be offered for. Subject to the foregoing, we may issue Warrants independently or together with other Securities, and Warrants sold with other securities may be attached to or separate from the other Securities.

We may issue Warrants directly to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

Any statements made in the Prospectus relating to any warrant agreement or indenture and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement or indenture. Investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

The specific terms and provisions of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants offered;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	the number of Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Securities may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants;

•	material Canadian and United States federal income tax consequences of owning and exercising the Warrants; and

•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Description of Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant this Prospectus by way of a Prospectus Supplement. As of the date of this Prospectus, we do not have any Subscription Receipts outstanding.

We may issue Subscription Receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares, Warrants, Share Purchase Contracts, Debt Securities or Units or any combination thereof. We may offer the Subscription Receipts separately or together with other Securities. Any Subscription Receipts sold with other Securities may be attached to or separate from the other Securities.

The Subscription Receipts will be issued under one or more Subscription Receipt agreements that we will enter into with one or more escrow agents. The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered. A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us.

The specific terms and provisions of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts to be offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency at which the Subscription Receipts will be offered;

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the designation, number and terms, as applicable, of the Common Shares, Warrants, Share Purchase Contracts, Debt Securities to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the anti-dilution provisions that will result in the adjustment of those numbers;

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the release conditions that must be met in order for holders of Subscription Receipts to receive for no additional consideration, Common Shares, Warrants, Share Purchase Contracts, Debt Securities or Units, as applicable;

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the procedure for the issuance and delivery of Common Shares, Warrants, Share Purchase Contracts, Debt Securities or Units, as applicable, to holders of Subscription Receipts upon satisfaction of the release conditions;

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whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Share Purchase Contracts, Debt Securities or Units, as applicable, upon satisfaction of the release conditions;

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the terms and conditions under which the escrow agent will hold in escrow all or a portion of the proceeds from the sale of the Subscription Receipts together with any interest income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the release conditions;

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the terms and conditions under which the escrow agent will hold the Debt Securities, Equity Securities, Warrants, Share Purchase Contracts or Units, as applicable, pending the satisfaction of the release conditions;

•	the terms and conditions under which the escrow agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the release conditions;

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if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the escrow agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

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procedures for the refund by the escrow agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the release conditions are not satisfied;

•	any entitlement that we may have to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	if applicable, the identity of the Subscription Receipt agent;

•	whether the Subscription Receipts will be issued separately or with any other Securities and, if so, the amount and terms of these Securities;

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whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	material Canadian and United States income tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts and the Securities to be issued upon the exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Description of Share Purchase Contracts

This section describes the general terms that will apply to any Share Purchase Contracts that may be offered pursuant this Prospectus by way of a Prospectus Supplement. As of the date of this Prospectus, we do not have any Share Purchase Contracts outstanding.

We may issue share purchase contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of Securities (the “Underlying Securities”), at a future date or dates, or similar contracts issued on a “prepaid” basis (in each case, “Share Purchase Contracts”). In addition, the Selling Securityholders may issue Share Purchase Contracts with respect to the sale of Underlying Securities owned by the Selling Securityholders

The price per Underlying Security and the number of Underlying Securities to be purchased may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may be issued separately or as part of Units, and may or may not serve as collateral for a holder’s obligations. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable Prospectus Supplement will describe the specific terms and provisions of the Share Purchase Contracts. The description in the Prospectus Supplement may be qualified by reference to the specific terms and conditions of the Share Purchase Contracts, and, if applicable, the collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts. This description will include, where applicable:

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whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Underlying Securities and the nature and amount of those Underlying Securities, or the method of determining those amounts;

•	whether the Share Purchase Contracts are to be prepaid or not or paid in installments;

•	any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied;

•	whether the Share Purchase Contracts are to be settled by delivery, or by reference or linkage to the value or performance of the Underlying Securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the Share Purchase Contracts;

•	the date or dates on which the sale or purchase must be made, if any;

•	whether such Share Purchase Contracts will be listed on any securities exchange;

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whether the Share Purchase Contracts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Share Purchase Contracts and the Underlying Securities to be purchased under the Share Purchase Contracts;

•	any other rights, privileges, restrictions and conditions attaching to the Share Purchase Contracts and the Underlying Securities to be purchased under the Share Purchase Contracts;

•	material Canadian and United States income tax consequences of owning the Share Purchase Contracts and the Underlying Securities; and

•	any other material terms and conditions of Share Purchase Contracts and the Underlying Securities to be purchased under the Share Purchase Contracts.

The terms and provisions of any Share Purchase Contracts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the completion of the purchase of the Underlying Securities, holders of such Share Purchase Contracts will not have any of the rights of holders of the Underlying Securities to be sold under the Share Purchase Contracts, including the right to receive payments of dividends or the right to vote such underlying securities.

Description of Debt Securities

We may issue Debt Securities in one or more series under an indenture (the “Indenture”), to be entered into among the Company and a trustee. If the Debt Securities are offered or sold in the United States or to a U.S. person, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part. The following description sets forth certain general material terms and provisions of the Debt Securities and is not complete. If we issue Debt Securities, we will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update and supersede the following information regarding the general material terms and provisions of the Debt Securities. Prospective investors also should refer to the Indenture, as it may be supplemented by any supplemental indenture, for a complete description of all terms relating to the Debt Securities. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities. We will also file the final Indenture, including any supplemental indenture, for any offering of Debt Securities on SEDAR.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

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any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

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the extent and the manner, if any, to which payment of principal, interest and premium, if any, on the Debt Securities will be senior or subordinated to the prior payment of other liabilities and obligations;

•	whether payment of principal, interest and premium, if any, on the Debt Securities will be unsecured or secured by certain assets of the Company and any applicable guarantors;

•	whether payment of the Debt Securities will be guaranteed by any other person;

•	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

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the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

•	the place or places we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

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whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

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whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

•	whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

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the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency other than U.S. dollars;

•	whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities, registered securities or both;

•	any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the Debt Securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company.

Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company’s other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency we designate, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days we specify.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

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issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

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register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

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exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

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issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

To the extent the Indenture is governed by the Trust Indenture Act, we will file with the Trustee within 15 days after the Company files the same with the SEC, (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

If we are not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to file with the SEC and provide the Trustee:

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within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

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within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Events of Default

Unless specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

•	the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;

•	the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

•	the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

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the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

•	certain events involving the Company’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

•	the entire principal and interest of the Debt Securities of the series; or

•	if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company’s bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

We will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. We will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

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the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

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the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term “defeasance”, it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company’s option:

•	the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

•	the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

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an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

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an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of the Company’s officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company’s covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

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no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	the Company is not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more supplemental indentures (a “Supplemental Indenture”) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

•	change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

•	reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

•	change the place or currency of any payment;

•	affect the holder’s right to require the Company to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

•	evidence its successor under the Indenture;

•	add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

•	establish the forms of the Debt Securities;

•	appoint a successor trustee under the Indenture;

•	add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

•

change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

To the extent the Indenture is governed by the Trust Indenture Act, the Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination. We do not have any Units outstanding as of the date of this Prospectus.

Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Company may issue Units, separately or together, with Common Shares, Warrants, Share Purchase Contracts, Debt Securities or any combination thereof, as the case may be.

The specific terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the currency at which the Units will be offered;

•	the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•

any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

RISK FACTORS

Before making an investment decision to purchase any Securities, investors should carefully consider the information described in this Prospectus and the documents incorporated or deemed incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described in our 2020 AIF and our 2020 Annual MD&A and any other risk factors described herein or in a document incorporated or deemed incorporated by reference herein, which investors should carefully consider before investing. These risks include risks associated with our Acquisition of Norbord. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole.

If any of the adverse effects set out in the risk factors described herein, in our 2020 AIF or 2020 Annual MD&A or in another document incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, in the 2020 AIF, in the 2020 Annual MD&A, in the other documents incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Product Demand and Price Fluctuations

Our revenues and financial results are primarily dependent on the demand for, and selling prices of, our products, which are subject to significant fluctuations. The demand and prices for lumber, plywood, OSB, particleboard, MDF, LVL, pulp, newsprint, wood chips and other wood products are highly volatile and are affected by factors such as:

•

global economic conditions including the strength of the U.S., Canadian, Chinese, Japanese, European and other international economies, particularly U.S. and Canadian housing markets and their mix of single and multifamily construction, repair, renovation and remodelling spending;

•	alternative products to lumber or panels;

•	construction and home building disruptor technologies that may reduce the use of lumber or panels;

•	changes in industry production capacity;

•	changes in world inventory levels;

•	increased competition from other consumers of logs and producers of lumber or panels; and

•	other factors beyond our control.

In addition, unemployment levels, interest rates, the availability of mortgage credit and the rate of mortgage foreclosures have a significant effect on residential construction and renovation activity, which in turn influences the demand for, and price of, building materials such as lumber and panel products. Declines in demand, and corresponding reductions in prices, for our products may adversely affect our financial condition and results of operations.

Our business is highly exposed to fluctuations in demand for and pricing of our wood products. Our sensitivity to commodity product pricing may result in a high degree of sales and earnings volatility. In the past, we have been negatively affected by declines in product pricing and have taken production downtime or indefinite curtailments to manage working capital and minimize cash losses. Severe and prolonged weakness in the markets for our wood products could seriously harm our financial position, operating results and cash flows.

We cannot predict with any reasonable accuracy future market conditions, demand or pricing for any of our products due to factors outside our control. Prolonged or severe weakness in the market for any of our principal products would adversely affect our financial condition.

Competition

We compete with global producers, some of which may have greater financial resources and lower production costs than we do. Currency devaluations can have the effect of reducing our competitors’ costs and making our products less competitive in certain markets. In addition, European lumber producers and South American panel producers may enter the North American market during periods of peak prices. Markets for our products are highly competitive. Our ability to maintain or improve the cost of producing and delivering products to those markets is crucial. Factors such as cost and availability of raw materials, energy and labour, the ability to maintain high operating rates and low per-unit manufacturing costs, and the quality of our final products and our customer service all affect our earnings. Some of our products are also particularly sensitive to other factors including innovation, quality and service, with varying emphasis on these factors depending on the product. To the extent that one or more of our competitors become more successful with respect to any key competitive factor, our ability to attract and retain customers could be materially adversely affected. If we are unable to compete effectively, such failure could have a material adverse effect on our business, financial condition and results of operations.

Our products may compete with non-fibre based alternatives or with alternative products in certain market segments. For example, steel, engineered wood products, plastic, wood/plastic or composite materials may be used by builders as alternatives to the products produced by our wood products businesses such as lumber, plywood, OSB, LVL, particleboard and MDF products. Changes in prices for oil, chemicals and wood-based fibre can change the competitive position of our products relative to available alternatives and could increase substitution of those products for our products. As the use of these alternatives grows, demand for our products may further decline.

Because commodity products have few distinguishing properties from producer to producer, competition for these products is based primarily on price, which is determined by supply relative to demand and competition from substitute products. Prices for our products are affected by many factors outside of our control, and we have no influence over the timing and extent of price changes, which often are volatile. Accordingly, our revenues may be negatively affected by pricing decisions made by our competitors and by decisions of our customers to purchase products from our competitors.

In addition, continued consolidation in the retail and construction industries could expose us to increased concentration of customer dependence and increase customers’ ability to exert pricing pressure on us and our products. In addition, concentration of our business with fewer customers as a result of consolidation could expose us to risks associated with the loss of key customers. For example, the loss of a significant customer, any significant customer order cancellations or bad debts could negatively affect our sales and earnings.

Availability of Fibre

Canada

A significant majority of our Canadian log requirements are harvested from lands owned by a provincial government (the “Crown”). Provincial governments control the volumes that can be harvested under provincially-granted tenures and otherwise regulate the availability of Crown timber for harvest. Provincial governments also control the renewal or replacement of provincially-granted tenures, the issuance of operating permits to harvest timber under such tenures and the ability to transfer or acquire such tenures. Determinations by provincial governments to reduce the volume of timber, to issue or not issue operating permits to harvest timber, the areas that may be harvested under timber tenures, to restrict the transfer or acquisition of timber tenures or to regulate the processing of timber or use of harvesting contractors, including to protect the environment or endangered species, species at risk and critical habitat or as a result of forest fires or in response to jurisprudence or government policies respecting aboriginal rights and title or reconciliation efforts or to restrict log processing to local or appurtenant sawmills or to mandate amounts of work to be provided or rates to be paid to harvesting contractors, may reduce our ability to secure log or residual fibre supply and may increase our log purchase and residual fibre costs and may impact our lumber, OSB, plywood, LVL, pulp and MDF operations.

In addition, provincial governments prescribe the methodologies that determine the amounts of stumpage fees that are charged in respect of harvesting on Crown lands. Determinations by provincial governments to change stumpage fee methodologies or rates could increase our log costs.

We rely on third party independent contractors to harvest timber in areas over which we hold timber tenures. Increases in rates charged by these independent contractors or the limited availability of these independent contractors or new regulations on the work to be provided and rates to be paid to these contractors may increase our timber harvesting costs.

We also rely on the purchase of logs through open market purchases and private supply agreements and increased competition for logs, or shortages of logs may result in increases in our log purchase costs.

United States

We rely on log supply agreements in the U.S. which are subject to log availability and based on market prices. The majority of the aggregate log requirements for our U.S. mills is purchased on the open market. Open market purchases come from timber real estate investment trusts, timberland investment management organizations and private land owners. Changes in the log markets in which we operate may reduce the supply of logs available to us and may increase the costs of log purchases, each of which could adversely affect our results. In addition, changes in the market for residuals may reduce the demand and selling price for the residuals produced by our operations and increase the disposal costs, which could adversely affect our results.

Europe

Wood fibre for our European OSB, particleboard and MDF operations is purchased from government and private landowners.

Availability of Fibre

When timber, wood chips, other residual fibre and wood recycled materials are purchased on the open market, we are in competition with other uses of such resources, where prices and the availability of supply are influenced by factors beyond our control. Fibre supply can also be influenced by natural events, such as forest fires, severe weather conditions, insect epidemics and other natural disasters, which may increase wood fibre costs, restrict access to wood fibre or force production curtailments.

Transportation Requirements

Our business depends on our ability to transport a high volume of products and raw materials to and from our production facilities and on to both domestic and international markets. We rely primarily on third-party transportation providers for both the delivery of raw materials to our production facilities and the transportation of our products to market. These third-party transportation providers include truckers, bulk and container shippers and railways. Our ability to obtain transportation services from these transportation service providers is subject to risks which include, without limitation, availability of equipment and operators, disruptions due to weather, natural disasters and labour disputes. Transportation services may also be impacted by seasonal factors, which could impact the timely delivery of raw materials and distribution of products to customers. As a result of rail capacity constraints, access to adequate transportation capacity has at times been strained and could affect our ability to transport our products to markets and could result in increased product inventories. Any failure of third-party transportation providers to deliver finished goods or raw materials in a timely manner, including failure caused by adverse weather conditions or work stoppages, could harm our reputation, negatively affect customer relationships or disrupt production at our mills. Transportation costs are also subject to risks that include, without limitation, increased rates due to competition and increased fuel costs. Increases in transportation costs will increase our operating costs and adversely impact our profitability. If we are unable to obtain transportation services or if our transportation costs increase, our revenues may decrease due to our inability to deliver products to market and our operating expenses may increase, each of which would adversely affect our results of operations.

Trade Restrictions

A substantial portion of our products that are manufactured in Canada are exported for sale. Our financial results are dependent on continued access to the export markets and tariffs, quotas and other trade barriers that restrict or prevent access represent a continuing risk to us. Canadian softwood lumber exports to the U.S. have been the subject of trade disputes and managed trade arrangements for the last several decades. During the period from October 2006 through October 2015 these exports were subject to a trade agreement between the U.S. and Canada and on the expiry of that agreement, a one-year moratorium on trade sanctions by the U.S. came into place. That moratorium has expired and in November 2016 a group of U.S. lumber producers petitioned the USDOC and the USITC to impose trade sanctions against Canadian softwood lumber exports to the U.S. In 2017 duties were imposed on Canadian softwood lumber exports to the U.S. The current duties are likely to remain in place until and unless some form of trade agreement can be reached between the U.S. and Canada (which trade agreement could include other tariffs or duties or quotas that restrict lumber exports) or a final, binding determination is made as a result of litigation. Unless the additional costs imposed by duties can be passed along to lumber consumers, the duties will increase costs for Canadian producers and, in certain cases, could result in some Canadian production becoming unprofitable. Whether and to what extent duties can be passed along to consumers will largely depend on the strength of demand for softwood lumber, which is significantly influenced by the levels of new residential construction in the U.S. If duties can be passed through to consumers in whole or in part the price of Canadian softwood lumber will increase (although the increase will not necessarily be for the benefit of Canadian producers) which in turn could cause the price of SYP lumber, which would not be subject to the duty, to increase as well.

The application of U.S. trade laws could, in certain circumstances, create significant burdens on us. We are a mandatory respondent in current investigations being conducted by the USDOC into alleged subsidies and dumping of Canadian softwood lumber. In addition, the current trade dispute between the U.S. and China could negatively impact either or both the U.S. and Chinese economies which could have an adverse effect on the demand for our products and could adversely affect our financial results. Further, the current diplomatic and trade issues between Canada and China could result in tariffs and other trade barriers that restrict access to the market in China for our products.

The future performance of our business is dependent upon international trade and, in particular, cross border trade between Canada and the U.S. and between the United Kingdom (“UK”) and European Union. Access to markets in the U.S., the European Union and other countries may be affected from time to time by various trade-related events. The financial condition and results of operations of our business could be materially adversely affected by trade rulings, the failure to reach or adopt trade agreements, the imposition of customs duties or other tariffs, or an increase in trade restrictions in the future. In addition, the exit of the UK from the European Union, or “Brexit” is anticipated to continue to cause uncertainty, as well as volatility in the financial markets and economy generally, which may in turn have a material adverse effect on the results of operations and financial condition of our UK operations and could contribute to instability in global financial and foreign exchange markets, including volatility in the value of the Pound Sterling and Euro.

Environment

We are subject to regulation by federal, provincial, state, municipal and local environmental authorities, including, among other matters, environmental regulations relating to air emissions and pollutants, wastewater (effluent) discharges, solid and hazardous waste, landfill operations, forestry practices, permitting obligations, site remediation and the protection of threatened or endangered species and critical habitat. Concerns over climate change, carbon emissions, water and land-use practices and the protection of threatened or endangered species and critical habitat could also lead governments to enact additional or more stringent environmental laws and regulations that may require us to incur significant capital expenditures, pay higher taxes or fees, including carbon related taxes or otherwise could adversely affect our operations or financial conditions.

We have incurred, and will continue to incur, capital expenditures and operating costs to comply with environmental laws and regulations, including the U.S. Environmental Protection Agency’s Boiler MACT (maximum achievable control technology) regulations. These regulations include environmental laws and regulations relating to air emissions, wastewater discharges, solid and hazardous waste management, plant and wildlife protection and site remediation, as well as workplace safety. In addition, changes in the regulatory environment respecting climate change have and may lead governments and regulatory bodies to enact additional or more stringent laws and regulations and impose operational restrictions or incremental levies and taxes applicable to our Company.

No assurance can be given that changes in these laws and regulations or their application will not have a material adverse effect on our business, operations, financial condition and operational results. Similarly, no assurance can be given that capital expenditures necessary for future compliance with existing and new environmental laws and regulations could be financed from our available cash flow. Failure to comply with applicable laws and regulations could result in fines, penalties or other enforcement actions that could impact our production capacity or increase our production costs. In addition, laws and regulations could become more stringent or subject to different interpretation in the future.

We may discover currently unknown environmental problems, contamination, or conditions relating to our past or present operations. This or any failure to comply with environmental laws and regulations may require site or other remediation costs or result in governmental or private claims for damage to person, property, natural resources or the environmental or governmental sanctions, including fines or the curtailment or suspension of our operations, which could have a material adverse effect on our business, financial condition and operational results.

We are currently involved in investigation and remediation activities and maintain accruals for certain environmental matters or obligations, as set out in the notes to our Financial Statements for the year ended December 31, 2020. There can be no assurance that any costs associated with such obligations or other environmental matters will not exceed our accruals.

Our Canadian woodland operations, and the harvesting operations of our many key U.S. log and European wood fibre suppliers, in addition to being subject to various environmental protection laws, are subject to third-party certification as to compliance with internationally recognized, sustainable forest management standards. Demand for our products may be reduced if we are unable to achieve compliance or are perceived by the public as failing to comply, with these applicable environmental protection laws and sustainable forest management standards, or if our customers require compliance with alternate forest management standards for which our operations are not certified. In addition, changes in sustainable forest management standards or our determination to seek certification for compliance with alternate sustainable forest management standards may increase our costs of wood fibre and operations.

Aboriginal Groups

Issues relating to Aboriginal groups, including First Nations, Métis and others, have the potential for a significant adverse effect on resource companies operating in Canada including West Fraser. Risks include potential delays or effects of governmental decisions relating to Canadian Crown timber harvesting rights (including their grant, renewal or transfer or authorization to harvest) in light of the government’s duty to consult and accommodate Aboriginal groups in respect of Aboriginal rights or treaty rights, agreements governments may choose to enter into with Aboriginal groups or steps governments may take in favour of Aboriginal groups even if not required by law, related terms and conditions of authorizations and potential findings of Aboriginal title over land.

We participate, as requested by the government, in the consultation process in support of the government fulfilling its duty to consult. We also seek to develop and maintain good relationships and, where possible, agreements with Aboriginal groups that may be affected by our business activities. However, as the jurisprudence and government policies respecting Aboriginal rights and title and the consultation process continue to evolve, and as treaty and non-treaty negotiations continue, we cannot assure that Aboriginal claims will not in the future have a material adverse effect on our timber harvesting rights or our ability to exercise or renew them or secure other timber harvesting rights.

In addition, the Canadian federal government and provincial governments have made various commitments to renew their relationships with Aboriginal groups and in some cases have expressed their support for the United Nations Declaration on the Rights of Indigenous Peoples (“UNDRIP”). In this regard, B.C. has passed and brought into force the Declaration on the Rights of Indigenous Peoples Act, which is principally a framework for future action. At this time, it is unclear whether or how UNDRIP will be further adopted into Canadian law and its impact on the Crown’s duty to consult with and accommodate Aboriginal groups. At this time, we are unable to assess the effect, if any, that the adoption and implementation of UNDRIP by federal and provincial governments may have on land claims or consultation requirements or on our business, but the impact may be material.

On June 26, 2014 the Supreme Court of Canada (the “SCC”) released its reasons for judgment in Tsilhqot’in Nation v. British Columbia. The SCC declared that the Tsilhqot’in Nation had established Aboriginal title over an area of B.C. comprising approximately 1,750 square kilometres. The SCC also held that the provisions of the Forest Act (British Columbia) dealing with the disposition or harvest of Crown timber, as presently drafted, no longer applied to timber located on those lands, by virtue of the definition of “Crown Timber” in the Forest Act. But the SCC also confirmed that provincial laws can apply on Aboriginal title lands but only if the legislature so intends, and if the government can justify infringements of Aboriginal title in certain cases (according to tests set out in the case law). It also confirmed that the existing Forest Act continues to apply to lands unless and until title is established.

We do not have any cutting permits in the area that was the subject of the Tsilhqot’in case. However, claims of Aboriginal title have been asserted by many Aboriginal groups throughout B.C. (including lands in which we have interests or rights) and there is a risk that other Aboriginal groups may pursue further rights or title claims through litigation, or treaty negotiations with governments. It is difficult to predict how quickly other claims will be litigated or negotiated and in what manner our Crown timber harvesting rights and log supply arrangements will be affected.

Contagious Disease

A local, regional, national or international outbreak or escalation of a contagious disease, virus or other illness including COVID-19, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu or any other similar illness, or fear of the foregoing, could cause interruptions to our business and operations and otherwise have an adverse effect on our business, financial condition and/or results of operations including as a result of the effects on: (i) global economic activity, (ii) the business, operations, financial condition, and solvency of our customers caused by operating shutdowns or disruptions or financial or liquidity issues, (iii) the demand for and price of our products, (iv) the health of our employees and the impact on their ability to work or travel, (v) our ability to operate our manufacturing facilities, (vi) our supply chain and the ability of third party suppliers, service providers and/or transportation carriers to supply goods or services on which we rely on to transport our products to market, and (vii) our revenues, cash flow, liquidity and ability to maintain compliance with the covenants in our credit agreements.

Demand and prices for our products may be adversely affected by such outbreaks and pandemics that affect levels of economic activity, and we are unable to predict or estimate the timing or extent of the impact of such outbreaks and pandemics. Governmental measures or restrictions, including those requiring the closures of businesses, restrictions on travel, country, provincial or state and city-wide isolation orders, and physical distancing requirements, may directly affect our operations and employees and those of our customers, suppliers and service providers, and the demand for and pricing of our products. The spread of such viruses among our employees or those of our suppliers or service providers could result in lower production and sales, higher costs, and supply and transportation constraints. Accordingly, our production, costs, and sales may be negatively affected, which could have a material adverse effect on our business, financial condition and/or results of operation.

Given the ongoing and dynamic nature of the COVID-19 outbreak, it is challenging to predict the impact on the Company’s business. The extent of such impact will depend on future developments, which are highly uncertain, including the resurgence of COVID-19 as restrictions are eased or lifted, new information that may emerge concerning the spread and severity of COVID-19, and actions taken to address its impact, among others. It is difficult to predict how this virus may affect our business in the future, including its effect (positive or negative; long or short term) on the demand and price for our products. It is possible that COVID-19, particularly if it has a prolonged duration, could have a material adverse effect on our supply chain, market pricing and customer demand, and distribution networks. These factors may further impact our operating plans, business, financial condition, liquidity, the valuation of long-lived assets, and operating results.

Regulatory

Our operations are subject to extensive general and industry-specific federal, provincial, state, municipal and other local laws and regulations and other requirements, including those governing forestry, exports, taxes (including, but not limited to, income, sales and carbon taxes), employees, labour standards, occupational health and safety, waste disposal, environmental protection and remediation, protection of endangered and protected species and land use and expropriation. We are required to obtain approvals, permits and licences for our operations, which may require advance consultation with potentially affected stakeholders including Aboriginal groups and impose conditions that must be complied with. If we are unable to obtain, maintain, extend or renew, or are delayed in extending or renewing, a material approval, permit or license, our operations or financial condition could be adversely affected. There is no assurance that these laws, regulations or government requirements, or the administrative interpretation or enforcement of existing laws and regulations, will not change in the future in a manner that may require us to incur significant capital expenditures, pay higher taxes or otherwise could adversely affect our operations or financial condition. Failure to comply with applicable laws or regulations, including approvals, permits and licences, could result in fines, penalties or enforcement actions, including orders suspending or curtailing our operations or requiring corrective measures or remedial actions.

Natural and Man-Made Disasters and Climate Change

Our operations are subject to adverse natural or man-made events such as forest fires, flooding, hurricanes and other severe weather conditions, climate change, timber diseases and insect infestations including those that may be associated with warmer climate conditions, and earthquake activity. Over the past several years, changing weather patterns and climatic conditions due to natural and man-made causes have added to the unpredictability and frequency of natural events such as severe weather, hurricanes, flooding, hailstorms, wildfires, snow, ice storms, and the spread of disease and insect infestations. These events could damage or destroy or adversely affect the operations at our physical facilities or our timber supply or our access to or availability of timber, and similar events could also affect the facilities of our suppliers or customers. Any such damage or destruction could adversely affect our financial results as a result of the reduced availability of timber, decreased production output, increased operating costs or the reduced availability of transportation. Although we believe we have reasonable insurance arrangements in place to cover certain of such incidents related to damage or destruction, there can be no assurance that these arrangements will be sufficient to fully protect us against such losses. As is common in the industry, we do not insure loss of standing timber for any cause.

In addition, government action to address climate change, carbon emissions, water and land use and the protection of threatened or endangered species and critical habitat may result in the enactment of additional or more stringent laws and regulations that may require us to incur significant capital expenditures, pay higher taxes or fees, including carbon related taxes, or otherwise could adversely affect our operations or financial conditions. Further, the rising prominence of environmental, social and governance concerns among investors and institutional investor advisory groups may impact the investment making decisions of investors in companies requiring access to natural resources or the land base. The adoption of these laws and regulations may increase our costs of operations, including energy, transportation and raw material costs, which may adversely impact our operations.

Information Technology and Cyber Security

We are reliant on our information and operations technology systems to operate our manufacturing facilities, access fibre, communicate internally and with suppliers and customers, to sell our products and to process payments and payroll as well as for other corporate purposes and financial reporting. An interruption or failure or unsuccessful implementation and integration of our information and operations technology systems could result in a material adverse effect on our operations, business, financial condition and results of operations.

In order to optimize performance, we regularly implement business process improvement initiatives and invest capital to upgrade our information technology infrastructure. These initiatives may involve risks to the operations and we may experience difficulties during the transition to these new or upgraded systems and processes. Difficulties in implementing new or upgraded information systems or significant system failures could disrupt operations and have a material adverse effect on the business.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, proprietary business and confidential financial information and identifiable personal information of our employees. We rely on industry accepted security measures and technology to protect our information systems and confidential and proprietary information.

However, our information and operations technology systems, including process control systems, are still subject to cyber security risks and are vulnerable to natural disasters, fires, power outages, vandalism, attacks by hackers or others or breaches due to employee error or other disruptions. Any such attack on or breach of our systems including through exposure to potential computer viruses or malware could compromise our systems and stored information may be accessed, publicly disclosed, lost or compromised, which could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruptions to our operations, decreased performance and production, increased costs, and damage to our reputation, which could have a material adverse effect on our business, financial condition and results of operations. As cyber security threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities. However, our exposure to these risks cannot be fully mitigated due to the nature of these threats. Further, disruptions resulting from cyber security breaches could expose us to potential liability or other proceedings by affected individuals, business partners and/or regulators. As a result, we could face increased costs if any future claims exceed our insurance coverage.

Product Liability and Legal Proceedings

We produce a variety of wood-based panels that are used in new home construction, repair-and-remodelling of existing homes, furniture and fixtures, and industrial applications. In the normal course of business, the end users of our products have in the past made, and could in the future make, claims with respect to the fitness for use of its products or claims related to product quality or performance issues. In addition, we have been in the past and may in the future be involved in legal proceedings related to antitrust, negligence, personal injury, property damage, environmental matters, and labour and other claims against us or our predecessors. We could face increased costs if any future claims exceed purchased insurance coverage.

Capital Intensity

Our business and the production of wood-based panels is capital intensive. There can be no assurance that key manufacturing facilities and pieces of equipment will not need to be updated, modernized, repaired or replaced, or that operation of our manufacturing facilities could not otherwise be disrupted unexpectedly, for example by adverse weather, labour disputes, information technology disruptions, power outages, fire, explosion or other hazards including combustible wood dust. In certain circumstances, the costs of repairing or replacing equipment, and the associated downtime of the affected production line, may not be insurable.

We are required to review our long-lived assets for indicators that their carrying values will not be recovered. Indicators could include high raw material costs, changes in demand for our products, declines in product pricing, changes in technology, prolonged negative results or operational curtailments, and may result in non-cash impairment or accelerated depreciation charges in the future and therefore have a negative impact to earnings in the period when these charges are recorded.

Tax Exposures

In the normal course of business, we take various positions in the filing of our tax returns, and there can be no assurance that tax authorities will not challenge such filing positions. In addition, we are subject to further uncertainties concerning the interpretation and application of tax laws in various operating jurisdictions. We provide for known estimated tax exposures in all jurisdictions. These exposures are settled primarily through the closure of audits with the jurisdictional taxing authorities. However, future settlements could differ materially from our estimated liabilities.

Potential Future Changes in Tax Laws, including Tax Rates

Our corporate structure is based on prevailing taxation law, regulations and practice in the local jurisdictions in which it operates. We are aware that new taxation rules could be enacted or that existing rules could be applied in a manner that subjects our profits to additional taxation or otherwise has a material adverse effect on our profitability, results of operations, deferred tax assets and liabilities, financial condition or the trading price of its securities. Our management is continually monitoring changes in tax policy, tax legislation (including in relation to taxation rates), and the interpretation of tax policy or legislation or practice that could have such an effect. Governments around the world are increasingly seeking to regulate multinational companies and their use of differential tax rates between jurisdictions. This effort includes a greater emphasis by various nations to coordinate and share information regarding companies and the taxes they pay. Changes in governmental taxation policies and practices could adversely affect us or result in negative media coverage and, depending on the nature of such policies and practices, could have a greater impact on the Company than on other companies.

Foreign Currency Exchange Rates

Our Canadian operations sell the majority of their products at prices denominated in U.S. dollars or based on prevailing U.S. dollar prices while a significant portion of their operational costs and expenses are incurred in Canadian dollars. Upon closing of the Acquisition, we have changed the functional currency of our Canadian operations as well as our presentation currency from Canadian dollars to United States dollars. Our United Kingdom operations sell a portion of their products at prices denominated in Euros while the majority of their costs are incurred in Pounds Sterling.

Accordingly, exchange rate fluctuations will result in exchange gains or losses recorded in earnings and other comprehensive earnings. This results in significant earnings sensitivity to changes in the relative value of the United States dollar in comparison to the value of the Canadian dollar, Pound Sterling and Euro. These exchange rates are affected by a broad range of factors which makes future rates difficult to accurately predict. Significant fluctuations in relative currency values may also negatively affect the cost competitiveness of our facilities, the value of our foreign investments, the results of our operations and our financial position.

Financial

Capital Plans

Our capital plans will include, from time to time, expansion, productivity improvement, technology upgrades, operating efficiency optimization and maintenance, repair or replacement of our existing facilities and equipment. In addition, we may undertake the acquisition of facilities or the rebuilding or modernization of existing facilities. If the capital expenditures associated with these capital projects are greater than we have projected or if construction timelines are longer than anticipated, or if we fail to achieve the intended efficiencies, our financial condition, results of operations and cash flows may be adversely affected. In addition, our ability to expand production and improve operational efficiencies will be contingent on our ability to execute on our capital plans. Our capital plans and our ability to execute on such plans may be adversely affected by availability of, and competition for, qualified workers and contractors, machinery and equipment lead times, changes in government regulations, unexpected delays and increases in costs of completing capital projects including due to increased materials, machinery and equipment costs resulting from trade disputes and increased tariffs and duties.

Capital Resources

We believe our capital resources will be adequate to meet our current projected operating needs, capital expenditures and other cash requirements. Factors that could adversely affect our capital resources include prolonged and sustained declines in the demand and prices for our products, unanticipated significant increases in our operating expenses and unanticipated capital expenditures. If for any reason we are unable to provide for our operating needs, capital expenditures and other cash requirements on commercially reasonable terms, we could experience a material adverse effect to our business, financial condition, results of operations and cash flows.

Availability of Credit

We rely on long term borrowings and access to revolving credit in order to finance our ongoing operations. Our ability to refinance or renew such facilities will be dependent upon our financial condition, profitability and credit ratings and prevailing financial market conditions. Any change in availability of credit in the market, as could happen during an economic downturn, could affect our ability to access credit markets on commercially reasonable terms. In the future we may need to access public or private debt markets to issue new debt. Deteriorations or volatility in the credit markets could also adversely affect:

•	our ability to secure financing to proceed with capital expenditures for the repair, replacement or expansion of our existing facilities and equipment;

•	our ability to comply with covenants under our existing credit or debt agreements;

•	the ability of our customers to purchase our products; and

•	our ability to take advantage of growth, expansion or acquisition opportunities.

In addition, deteriorations or volatility in the credit market could result in increases in the interest rates that we pay on our outstanding non-fixed rate debt, which would increase our costs of borrowing and adversely affect our results.

Following completion of the Acquisition, we have notes maturing in 2023 (Norbord), 2024 and 2027 (Norbord) and a term loan maturing in 2024. There is no assurance that financing will be available to us when required or may not be available to us on commercially favourable or otherwise satisfactory terms in the future to re-finance these notes and term loan when they become due. In addition, we have made a “change of control” offer to the holders of the Norbord 2023 and 2027 notes as a result of the completion of the Acquisition, as required by the indentures governing the notes. There is no assurance that our change of control offers to the holders will be accepted.

Credit Ratings

Credit rating agencies rate our debt securities based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading could limit our access to the credit markets, increase our cost of financing and have an adverse effect on our financial condition.

Costs of Materials and Energy

We rely heavily on certain raw materials, including logs, wood chips and other fibre sources, chemicals, and energy sources, including natural gas and electricity, in our manufacturing processes. Competition from our industry and other industries may result in increased demand and costs for these raw materials and energy sources. Increases in the costs of these raw materials and energy sources will increase our operating costs and will reduce our operating margins. There is no assurance that we will be able to fully offset the effects of higher raw material or energy costs through hedging arrangements, price increases, productivity improvements or cost-reduction programs.

Operational Curtailments

From time to time, we suspend or curtail operations at one or more of our facilities in response to market conditions, environmental risks, or other operational issues, including, but not limited to scheduled and unscheduled maintenance, temporary periods of high electricity prices, power failures, equipment breakdowns, adverse weather conditions, labour disruptions, fire hazards, and the availability or cost of raw materials including logs and wood chips.

In addition, our ability to operate at full capacity may be affected by ongoing capital projects. As a result, our facilities may from time to time operate at less than full capacity. These operational suspensions could have a material adverse effect on our financial condition as a result of decreased revenues and lower operating margins.

In Canada, a substantial portion of the wood chip requirements of our Canadian pulp and paper operations are provided by our Canadian sawmills and plywood and LVL plants. If wood chip production is reduced because of production curtailments, improved manufacturing efficiencies or any other reason, our pulp and paper operations may incur additional costs to acquire or produce additional wood chips or be forced to reduce production. Conversely, pulp and paper mill production curtailments may require our sawmills and panel mills to find other ways to dispose of residual wood fibre and may result in curtailment or suspension of lumber, plywood or LVL production and increased costs.

Labour and Services

Our operations rely on experienced local and regional management and both skilled and unskilled workers as well as third party services such as logging and transportation and services for our capital projects. Because our operations are generally located away from major urban centres, we often face strong competition from our industry and others such as oil and gas production, mining and manufacturing for labour and services, particularly skilled trades. Shortages of key services or shortages of management leaders or skilled or unskilled workers, including those caused by a failure to attract and retain a sufficient number of qualified employees and other personnel or high employee turnover could impair our operations by reducing production or increasing costs or the ability to execute on our capital projects including timing and costs.

We employ a unionized workforce in a number of our operations. Walkouts or strikes by employees could result in lost production and sales, higher costs, supply constraints and litigation that could have a material adverse effect on our business. In addition, disputes with the unions that represent our employees may lead to litigation, the result of which may adversely impact cash flow and profitability of certain of our operations. Also, we depend on a variety of third parties that employ unionized workers to provide critical services to us. Labour disputes experienced by these third parties could lead to disruptions at our facilities.

Approximately 34% of our employees are covered by collective agreements. There were no expired collective agreements remaining as at December 31, 2020. All of our UK and Belgian union contracts are evergreen. Union agreements representing approximately 10% and 6% of our unionized employees expire in 2021 and 2022, respectively. In the event that we are unable to renew these collective agreements upon their expiry, we could experience strikes or labour stoppages at the impacted facilities which could result in lost production and sales, higher costs and/or supply constraints.

Mountain Pine Beetle and B.C. Wildfires

The long term effect of the mountain pine beetle infestation and the 2017 and 2018 wildfire outbreaks in B.C. on our Canadian operations is uncertain. The potential effects include a reduction of future Annual Allowable Cut (“AAC”) levels to below current and pre-infestation AAC levels. Many of our B.C. operations are experiencing a diminished grade and volume of lumber recovered from beetle-killed and fire damaged logs as well as increased production costs. These effects are also present in some of our Alberta operations where the mountain pine beetle infestation has expanded and as has the processing of fire damaged logs from wildfire activity. The timing and extent of the future effect on our timber supply, lumber grade and recovery, and production costs will depend on a variety of factors and at this time cannot be reasonably determined. The effects of the deterioration of beetle-killed and fire damaged logs could include increased costs, reduced operating rates due to shortages of commercially merchantable timber and mill closures.

Wood Dust

Our operations generate wood dust which has been recognized for many years as a potential health and safety hazard and operational issue. The potential risks associated with wood dust have been increased in those of our B.C. and Alberta facilities that have been processing mountain pine beetle-killed logs and fire damaged logs as the wood dust generated from these logs tends to be drier, lighter and finer than wood dust typically generated.

We have adopted a variety of measures to reduce or eliminate the risks and operational challenges posed by the presence of wood dust in our facilities and we continue to work with industry and regulators to develop and adopt best mitigation practices. Any explosion or similar event at any of our facilities or any third-party facility could result in significant loss, increases in expenses and disruption of operations, each of which would have a material adverse effect on our business.

Pension Plan Funding

We are the sponsor of several defined benefit pension plans, including plans of Norbord which we assumed as part of the Acquisition, which exposes us to market risks related to plan assets and liabilities. Funding requirements for these plans are based on actuarial assumptions concerning expected return on plan assets, future salary increases, life expectancy and interest rates. If any of these assumptions differs from actual outcomes such that a funding deficiency occurs or increases, we would be required to increase cash funding contributions which would in turn reduce the availability of capital for other purposes. We are also subject to regulatory changes regarding these plans which may increase the funding requirements which would in turn reduce the availability of capital for other purposes.

International Sales

A portion of our products are exported to customers in China, Japan and in developing markets. International sales present a number of risks and challenges, including but not limited to the effective marketing of our products in foreign countries, collectability of accounts receivable, tariffs and other barriers to trade and recessionary environments in foreign economies.

Strategic Initiatives and Acquisitions

Our future success may in part be dependent on the performance of strategic initiatives, which could include growth in certain segments or markets and acquisitions. There can be no assurance that we will be able to successfully implement important strategic initiatives in accordance with our expectations, which may adversely affect our business, financial results and future growth prospectus. We may evaluate potential acquisitions from time to time and have in the past grown through acquisitions. However, there is no assurance that we in the future will be able to successfully identify potential acquisitions or efficiently and cost-effectively integrate any assets or business that we acquire without disrupting existing operations.

Additional Risks and Uncertainties Related to Our Acquisition of Norbord

We May Not Achieve the Anticipated Benefits from the Acquisition

Our ability to realize the anticipated benefits of our acquisition on Norbord will depend in part on our successfully consolidating Norbord’s business and integrating Norbord’s operations, procedures and personnel in a timely and efficient manner, as well as on our ability to realize the anticipated growth opportunities and synergies, efficiencies and cost savings from the combined business. This integration will require the dedication of substantial management effort, time and resources which may divert our management’s focus and resources from other strategic opportunities and from other operational matters during this process. The integration process may result in the loss of key employees and the disruption of ongoing business, customer and employee relationships that may adversely affect our ability to achieve the anticipated benefits of the Acquisition.

The Acquisition May Not Maximize Our Growth Potential

One of our principal reasons for the Acquisition is to maximize the growth potential of West Fraser beyond the level that West Fraser could have achieved on its own without the acquisition of Norbord. Achieving this growth potential is dependent on a number of factors, many of which will be beyond our control. Our inability to realize the full extent of the anticipated growth opportunities from the Acquisition, as well as any delays encountered in the integration process, could have an adverse effect upon our revenues, operating results and financial strength. In addition, there is no assurance that any additional prospective organic growth opportunities and potential merger and acquisition growth opportunities may be realized or prove to be accretive to West Fraser.

The amount of any dividends paid by West Fraser after Closing is not guaranteed

The declaration and payment of cash dividends remains within the discretion of our board of directors. Historically, cash dividends have been declared on a quarterly basis payable after the end of each quarter. On an annual basis, dividends of CDN$0.80 per share were declared in 2020 and 2019. There is no assurance that the acquisition of Norbord will not adversely impact our financial condition and our ability to maintain our dividend at the current rate. Our board of directors will retain the power to declare dividends in its discretion and in any manner and at any time as it may deem necessary or appropriate in the future. For these reasons, as well as others, there can be no assurance that dividends that we pay in the future will be equal or similar to the dividends historically paid by West Fraser or that our board of directors will not decide to suspend or discontinue the payment of cash dividends in the future.

Our Access to Financing May be Adversely Impacted

Our continued access to financing will depend on, among other things, suitable market conditions and maintenance of long term credit ratings. The credit ratings of West Fraser may be adversely affected by various factors, including increased debt levels, decreased earnings, declines in customer demands, increased competition and the deterioration in general economic and business conditions. Any downgrades in the credit ratings of West Fraser, whether resulting from the Acquisition of Norbord or otherwise, may impede our ability to access debt markets or raise our borrowing rates.

There is No Assurance that the Acquisition of Norbord will Strengthen Our Financial Position or Improve Our Capital Markets Profile

While the Acquisition of Norbord has increased our asset and revenue base, it has also increased our debt and our exposure (in absolute dollar terms) to negative downturns in the market for wood products if both the existing West Fraser and Norbord businesses are adversely impacted by these downturns. Such downturns may force us to draw against our credit facilities in order to fund our operations to the extent that these downturns result in negative cash flows for the combined business. In addition, downturns in the wood products market may adversely impact our ability to repay or refinance the outstanding debt of West Fraser or Norbord when this debt matures and becomes payable. There is also no assurance that the completion of the acquisition of Norbord and the listing of the West Fraser Shares on the NYSE will result in our being able to increase our investor base, gain increased investor exposure, increase trading liquidity or become a leading investment vehicle for investors seeking wood products exposure in North America.

Risks Associated with the NYSE Listing and Litigation

We have listed the West Fraser Shares on the NYSE in connection with our completion of the Acquisition. Listing on the NYSE may expose us to additional regulatory proceedings, litigation (including class actions), mediation, and/or arbitration from time to time, which could adversely affect our business, financial condition and operations. Monitoring and defending against legal actions, with or without merit, can be time-consuming, may divert management’s attention and resources and can cause us to incur significant expenses. In addition, legal fees and costs incurred in connection with such activities may be significant and we may, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. While we have insurance that may cover the costs and awards of certain types of litigation, the amount of insurance may not be sufficient to cover any costs or awards. Substantial litigation costs or an adverse result in any litigation may adversely impact our business, financial condition, or operations. Litigation, and any decision resulting therefrom, may also create a negative perception of West Fraser.

Risk Associated with Internal Controls

We are required to maintain and evaluate the effectiveness of our internal controls over financial reporting under National Instrument 52-109 - Certification of Disclosure in Issuers’ Annual and Interim Filings in Canada and under the Exchange Act in the United States. Effective internal controls are required for us to accurately and reliably report our financial results and other financial information. There is no assurance that we will be able to achieve and maintain the adequacy of our internal controls over financial reporting as such standards are modified, supplemented, or amended from time to time, and we may not be able to ensure that we can conclude on an ongoing basis that our internal controls over financial reporting is effective. Our failure to establish and maintain effective internal controls over financial reporting could result in our inability to meet our reporting obligations, our inability to prevent fraud and our ability to detect material misstatements. As a result, any failure to maintain effective internal controls over financial reporting may result in investors losing confidence in our ability to report timely, accurate and reliable financial and other information, may expose us to legal or regulatory actions and may adversely impact the market value of our Common shares.

In addition, under Section 404 of the Sarbanes-Oxley Act (“SOX”), we will be required to design, document and test the effectiveness of our internal controls over financial reporting. There is no assurance that our efforts to develop and maintain our internal controls will be successful or sufficient to meet our obligations under SOX.

The Acquisition May Increase the Volatility of Our Common Shares

Our Common Shares will be subject to material fluctuations and may increase or decrease in response to a number of events and factors, which will include events factors that affect the combined business of West Fraser and Norbord:

•	changes in the market price of the commodities that we sell and purchase;

•	current events affecting the economic situation in North America, Europe and the international markets in which our products are sold;

•	trends in the lumber and OSB industries and other industries in which we operate;

•	regulatory and/or government actions;

•	changes in financial estimates and recommendations by securities analysts;

•	sales by Brookfield of any of the West Fraser Shares held by it following closing of the Acquisition;

•	acquisitions and financings;

•	the economics of current and future projects undertaken by us, both with respect to our existing business and the Norbord business;

•	variations in our operating results, financial condition or dividend policies;

•	the operating and share price performance of other companies, including those that investors may deem comparable to West Fraser; and

•	the issuance of additional equity securities by us.

In addition to factors directly affecting West Fraser and the combined business of West Fraser and Norbord, our Common shares may also experience volatility that is attributable to the overall state of the stock markets in which wide price swings may occur as a result of a variety of financial, economic and market perception factors. This overall market volatility may adversely affect the price of our Common shares, regardless of our own relative operating performance.

Risks Related to Future Offerings

There is no existing trading market for the Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units.

There is no existing trading market for the Warrants, Subscription Receipts, Share Purchase Contracts, Debt Securities or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (if at all). We may not list the Warrants, Subscription Receipts, Debt Securities, Share Purchase Contracts or Units on any Canadian or U.S. securities exchange.

Future sales may affect the market price of the Company Shares.

In order to finance future operations, we may determine to raise funds through the issuance of additional Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. We cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares or the dilutive effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares. These sales may have an adverse impact on the market price of our Common Shares.

Our management will have substantial discretion concerning the use of proceeds.

Our management will have substantial discretion concerning the use of proceeds of any offering of Securities under any Prospectus Supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

There is currently no market through which the Securities, other than the Common Shares, may be sold.

There is currently no market through which the Securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, any Warrants, Subscription Receipts, Share Purchase Contracts and Units will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the Securities, other than the Common Shares, purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for our Securities will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

Risks Related to the Company being a Canadian Company

The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the British Columbia Business Corporations Act (the “BCBCA”). The BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders’ suits, indemnification of directors and inspection of corporation records.

The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because we are a “foreign private issuer” under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

•

the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file annual reports on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year. We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements. For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC may be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and debt capital, on a consolidated basis, since December 31, 2020, being the date of the Company’s most recently filed consolidated financial statements incorporated by reference in this Prospectus other than as follows:

•	we issued 54,484,188 Common Shares and options to purchase 887,961 Common Shares on February 1, 2021 in connection with our acquisition of Norbord;

•	the repurchase of 1,420,952 common shares in connection with our Normal Course Issuer Bid (the “NCIB”);

•	the grants of stock options described further below under “Prior Sales”.

Norbord commenced the Change of Control Offer on March 2, 2021 to repurchase its 2023 Norbord Notes and its 2027 Norbord Notes. The Change of Control Offer is being made pursuant to the indentures governing the Norbord Notes which requires that Norbord make an offer to purchase the Norbord Notes following the “Change of Control” resulting from the completion of the Acquisition. As required, the offered purchase price with respect to the Norbord Notes in the Change of Control Offer is equal to 101% of the principal amount of the Norbord Notes, plus accrued interest payable with respect to the Notes to, but not including, the payment date, which is expected to be April 2, 2021. Norbord will accept for purchase all Norbord Notes validly tendered at or before the expiration date of the Change of Control Offer, which is 5 p.m. EST, on April 1, 2021 unless extended or varied. There is no assurance as to the amount of the Norbord Notes that will accept the Change of Control Offer.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company since the date of the Company’s most recently filed financial statements, including, as required, any material change, and the effect of such material change, that will result from the issuance of Securities pursuant to such Prospectus Supplement

PRIOR SALES

The following table sets out details of all Common Shares issued by the Company during the 12 months prior to the date of this Prospectus.

Date	Price per Common Share	Number of Common Shares
Acquisition of Norbord
February 1, 2021	$81.90	54,484,188
Stock Option Exercises
February 19, 2021	$88.10	20,250
February 21, 2021	$87.99	55,000
March 9, 2021	$84.35	1,000
March 23, 2021	$84.86	1,350
Employee Share Purchase Plan
April 13, 2020	$28.11	2,095
May 12, 2020	$38.76	1,780
June 10, 2020	$45.03	1,395
July 13, 2020	$51.20	1,188
August 12, 2020	$66.42	1,185
September 11, 2020	$67.59	841
October 14, 2020	$63.79	890
November 16, 2020	$69.09	1,015
December 10, 2020	$79.72	825
January 14, 2021	$80.34	825
February 12, 2021	$89.11	777
March 12, 2021	$82.67	714

The following table sets out details of all stock options to purchase Common Shares that were issued or granted by the Company during the 12 months prior to the date of this Prospectus.

Date	Type of Security Issued	Exercise or Conversion Price Per Common Share	Number of Common Shares Issuable Upon Exercise or Conversion
Share Option Plan
February 17, 2021	Stock Options	$92.79	171,545
March 8, 2021	Stock Options	$92.79	430
Acquisition of Norbord
February 1, 2021	Stock Options	(1)	887,961

(1)

Issued to the holders of options to purchase common shares of Norbord upon completion of the acquisition of Norbord at various exercise prices equal to (i) the exercise price of the original Norbord option, divided by (ii) the exchange ratio of 0.675.

TRADING PRICE AND VOLUME

Our common shares are listed on the TSX and NYSE under the trading symbol “WFG”. Our common shares became traded on NYSE on February 1, 2021. The following tables set forth information relating to the trading of the common shares on the TSX and NYSE for the months indicated.

Month	TSX Price Range		Total Volume
	High	Low
February 2020	65.11	49.19	8,261,764
March 2020	51.24	21.60	17,386,566
April 2020	41.00	23.34	10,392,517
May 2020	41.19	33.88	11,483,404
June 2020	48.63	36.62	9,288,478
July 2020	67.04	48.21	9,146,264
August 2020	75.30	64.40	7,404,979
September 2020	73.90	60.80	7,459,973
October 2020	68.42	58.76	5,701,648
November 2020	76.14	62.24	9,097,915
December 2020	86.50	73.12	8,552,202
January 2021	86.98	73.30	12,598,619
February 2021	99.88	79.00	20,947,973
March 1-26, 2021	89.01	77.32	20,423,417

Month	NYSE Price Range (in US$)(1)		Total Volume
	High	Low
February 2021	78.83	62.00	2,087,140
March 1-26, 2021	70.40	61.36	3,472,597

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring the Securities offered under the Prospectus Supplement.

CERTAIN UNITED STATESFEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may also describe certain United States federal income tax consequences to investors described therein of acquiring the Securities offered under the Prospectus Supplement.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by McMillan LLP, Vancouver, B.C.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares of the Company is AST Trust Company (Canada) at its principal office in Vancouver, British Columbia and Toronto, Ontario, and the United States co-transfer agent for the Common Shares is American Stock Transfer & Trust Company, LLC at its office in Brooklyn, New York.

INTERESTS OF EXPERTS

The following are the names of each person or company who has prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company:

•	McMillan LLP, with respect to certain legal matters related to this Prospectus;

•	PricewaterhouseCoopers LLP, as the independent auditor of the Company who reported on our 2020 Audited Financial Statements, as filed on SEDAR and incorporated into this Prospectus by reference; and

•

KPMG LLP, Chartered Professional Accountants, as the independent auditor of Norbord who reported on the 2020 Norbord FS, as included in our Norbord Acquisition BAR and incorporated into this Prospectus by reference;

With respect to each of the aforementioned firms or persons other than PricewaterhouseCoopers LLP and KPMG LLP, to our knowledge, each of such firms or persons holds less than 1% of the outstanding securities of the Company or of any associate or affiliate of the Company when they prepared the reports referred to above or following the preparation of such reports. None of such firms or persons received any direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the preparation of such reports.

PricewaterhouseCoopers LLP is the independent auditor of the Company and have confirmed that they are independent of the Company within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct, and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

KPMG LLP were the auditors of Norbord and have confirmed with respect to Norbord, that up to the date of their audit report of February 11, 2021, they were independent of Norbord within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Norbord under all relevant United States professional and regulatory standards.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia). All but two of our directors, the majority of our officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a majority of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

We have been advised by our Canadian legal counsel, McMillan LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by McMillan LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed our subsidiary West Fraser, Inc. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the Securities under the Prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This Prospectus is part of the Registration Statement on Form F-10 that we have filed with the SEC. This Prospectus does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. You should refer to the Registration Statement and the exhibits thereto for further information with respect to us and our securities.

The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulators in Canada. Under MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as United States companies.

You may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. You may read and download some of the documents that the Company has filed with the SEC’s EDGAR system at www.sec.gov. You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities under the Company’s profile on the SEDAR website at www.sedar.com

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part:

(i)	the documents set out under the heading “Documents Incorporate by Reference”;

(ii)	the consents of the Company’s auditors and legal counsel;

(iii)	the powers of attorney from the directors and certain officers of the Company; and

(iv)	the form of Indenture.

A copy of the form of any warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

CONTRACTUAL RIGHTS OF RESCISSION

In addition to statutory rights of withdrawal and rescission that may be granted to Canadian investors, original purchasers of Warrants (if offered separately from other Securities), Subscription Receipts and Share Purchase Contracts will have a contractual right of rescission against the Company in respect of the exercise of such Warrant, Subscription Receipt or Share Purchase Contract, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of such Warrant, Subscription Receipt or Share Purchase Contract (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the warrant or subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant or subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

In addition, to the extent that we file a Prospectus Supplement to qualify the Underlying Shares issuable upon conversion of any special warrants that we may in the future issue (“Special Warrants”), we will grant to each holder of a Special Warrant a contractual right of rescission of the prospectus-exempt transaction under which the Special Warrant was initially acquired. The contractual right of rescission will provide that if a holder of a Special Warrant who acquires Common Shares of the Company on exercise of the Special Warrant as provided for in this Prospectus is, or becomes, entitled under the securities legislation of a jurisdiction to the remedy of rescission because of the Prospectus or an amendment to the Prospectus containing a misrepresentation, (a) the holder is entitled to rescission of both the holder’s exercise of its Special Warrant and the private placement transaction under which the Special Warrant was initially acquired, (b) the holder is entitled in connection with the rescission to a full refund of all consideration paid to the agent or Company, as the case may be, on the acquisition of the Special Warrant, and (c) if the holder is a permitted assignee of the interest of the original Special Warrant subscriber, the holder is entitled to exercise the rights of rescission and refund as if the holder was the original subscriber.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) and the articles of the Registrant (the “Articles”) regarding indemnification of the Registrant’s directors and officers.

Indemnification under the BCBCA

Under Section 160(a) of the BCBCA, and subject to Section 163 of the BCBCA, the Registrant may indemnify any eligible party (as defined in the BCBCA) against all eligible penalties (as defined in the BCBCA) to which the eligible party is or may be liable. Section 160(b) of the BCBCA permits the Registrant to pay the expenses (as defined in the BCBCA) actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined in the BCBCA).

Under Section 159 of the BCBCA:

•	an “eligible party” means an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in sections 163(1)(c) and (d) and 165 of the BCBCA, the heirs and personal or other legal representatives of that individual;

•	an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

•

an “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation:

•	is or may be joined as a party, or

•	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

•	“expenses” are defined to include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of any proceeding; and

•	a “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the BCBCA, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the BCBCA in respect of the proceeding.

Under Section 164 of the BCBCA, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, may:

•	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the Court considers appropriate.

Indemnification under the Articles

Under Article 69 of the Articles, the Registrant indemnify every person who is or was a director of the Registrant or is or was serving at the request of the Registrant as a director of another corporation of which the Registrant is or was a shareholder, and may to the extent that the board determines indemnify any person who is or was an officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as the officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, and the heirs and personal representatives of any such person, against all costs, charges and expenses actually incurred by him or her, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding whether brought by the Registrant, by such other corporation, partnership, joint venture, trust or other enterprise, or by any other person, and whether or not he or she is made a party by reason of his having so been or having so served as a director, officer, employee or agent, if

(a)	he or she acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, and

(b)	in the case of a criminal or administrative action or proceeding, he or she had reasonable grounds for believing that his conduct was lawful.

The Registrant may also indemnify any such person or any other person in such other circumstances and to such extent as the law allows.

Under Article 73 of the Articles, the Registrant may cause the Registrant to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification under the Articles against any expense or liability from which he or she is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge upon all or any part of the real and personal property of the Registrant, and any action taken by the board under Article 69 will not require approval or confirmation by the shareholders of the Registrant.

Indemnification under the U.S. Securities Act

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Annual Information Form for the year ended December 31, 2020, dated as at February 11, 2021 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on February 12, 2021)

4.2	Audited consolidated financial statements for the years ended December 31, 2020 and 2019 together with the report of the independent auditor thereon (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 6-K furnished to the Commission on February 12, 2021)

4.3	Management’s discussion and analysis for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on February 12, 2021)

4.4	Material Change Report dated February 9, 2021 in connection with the completion of the Registrant’s acquisition of Norbord Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on February 10, 2021)

4.5	Business acquisition report dated March 29, 2021 filed in connection with the Registrant’s acquisition of Norbord Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on March 26, 2021)

4.6	Management information circular dated December 15, 2020 in connection with the Registrant special meeting of the shareholders of West Fraser held on January 19, 2021 at which the Registrant’s shareholders approved the acquisition of Norbord Inc., with the exception of Appendix A, Appendix B, Appendix C, Appendix E and Appendix F to the Acquisition Information Circular which are expressly excluded from incorporation by reference (incorporated by reference to Exhibit 99.53 to the Registrant’s Form S-8 filed with the Commission on February 2, 2021)

4.7	Management information circular dated March 8, 2021 distributed in connection with the annual meeting of shareholders of the Registrant to be held on April 20, 2021 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on March 17, 2021)

5.1	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm.(1)

5.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.(1)

5.3	Consent of McMillan LLP, legal counsel of the Registrant(1)

6.1	Powers of Attorney (included on the signature page in Part III of this Registration Statement)

7.1	Form of Trust Indenture(2)

(1)	Filed as an exhibit to this registration statement on Form F-10.

(2)	To be filed as an exhibit to an amendment to this registration statement on Form F-10.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 29, 2021.

WEST FRASER TIMBER CO. LTD.
By:	/s/ Raymond W. Ferris
Name: Raymond W. Ferris
Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Raymond W. Ferris and Christopher A. Virostek, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on March 29, 2021.

Signature	Title	Date

/s/ Raymond W. Ferris Raymond W. Ferris	President and Chief Executive Officer (Principal Executive Officer) and a director	March 29, 2021

/s/ Christopher A. Virostek Christopher A. Virostek	Vice-President, Finance and Chief Financial Officer (Principal Financial Officer)	March 29, 2021

/s/ Henry H. Ketcham Henry H. Ketcham	Director and Chairman of the Board	March 29, 2021

/s/ John K. Ketcham John K. Ketcham	Director	March 29, 2021

/s/ Reid E. Carter Reid E. Carter	Director	March 29, 2021

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Signature	Title	Date

/s/ Gillian D. Winckler Gillian D. Winckler	Director	March 29, 2021

/s/ John N. Floren John N. Floren	Director	March 29, 2021

/s/ Brian G. Kenning Brian G. Kenning	Director	March 29, 2021

/s/ Colleen M. McMorrow Colleen M. McMorrow	Director	March 29, 2021

/s/ Marian Lawson Marian Lawson	Director	March 29, 2021

/s/ Robert L. Phillips Robert L. Phillips	Director	March 29, 2021

/s/ Janice G. Rennie Janice G. Rennie	Director	March 29, 2021

/s/ Gerald J. Miller Gerald J. Miller	Director	March 29, 2021

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on March 29, 2021.

WEST FRASER, INC.
By:

/s/ Sean P. McLaren

Signature
Sean P. McLaren
Name
President
Title

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